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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1999 (insofar as it relates to the statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1996) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-89295) and related Prospectus of Classic Communications, Inc. for the registration of shares of its common stock.


                                          /s/ Ernst & Young LLP

Austin, Texas

December 6, 1999